EXHIBIT 99.2

For additional information, contact:
T. Heath Fountain
Executive Vice President and
   Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. SIGNS DEFINITIVE AGREEMENT
TO ACQUIRE OCALA-BASED ALARION FINANCIAL SERVICES, INC.

Albany, Ga. (April 22, 2014) – Heritage Financial Group, Inc. ("Heritage" or the "Company," NASDAQ: HBOS), the holding company for HeritageBank of the South ("HeritageBank"), today announced it has entered into a definitive agreement to acquire all of the common stock of Alarion Financial Services, Inc. ("Alarion"), the holding company for Alarion Bank, in a stock transaction valued at approximately $22.1 million.

Alarion, headquartered in Ocala, Florida, is the holding company for Alarion Bank, which operates six branches in Ocala, Gainesville and Alachua (suburban Gainesville).  As of March 31, 2014, Alarion reported approximately $283 million in assets, $200 million in loans, $241 million in deposits and $18 million in tangible common equity.  Upon completion of the transaction, Heritage is expected to have approximately $1.7 billion in assets, $1.0 billion in loans, and $1.4 billion in deposits.  The transaction is expected to be immediately accretive to Heritage Financial Group's fully diluted earnings per share, excluding deal costs.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Alarion's shareholders will receive 0.44 shares of the Company's common stock for each share of Alarion common stock owned, resulting in the issuance of a total of approximately 1,159,000 shares in the exchange.  Additionally, in connection with the transaction, affiliates of Jacobs Asset Management, LLC that are investors in both Heritage and the preferred stock of Alarion will exchange approximately $3.5 million of Alarion preferred stock and accrued but unpaid dividends for approximately 178,000 shares of Heritage common stock.  The transaction, which is subject to regulatory approval, the approval of the shareholders of Alarion and other customary conditions, is expected to close in the third quarter of 2014.

Commenting on the announcement, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, said, "We are pleased to announce the acquisition of Alarion, our first open-bank acquisition following a number of FDIC-assisted transactions and other branch acquisitions.  This transaction will greatly increase our footprint in North Central Florida, expanding our presence in the Ocala market and providing us with an initial entry into the Gainesville area – both attractive markets for HeritageBank.  The combination with Alarion will triple the number of branches we have in North Central Florida and is expected to move our deposit market share into the top 10 in both Ocala and Gainesville.  Lastly, the acquisition of Alarion, with its strong mortgage banking operations, fits nicely with our efforts to expand those services across our markets.

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HBOS Signs Definitive Agreement to Acquire
   Ocala-Based Alarion Financial Services, Inc.

April 22, 2014

"As we look at this opportunity to continue to deploy capital, we see a good cultural and operational fit between our organizations, which should result in a smooth integration," Dorminey continued.  "While the changes for Alarion's customers should be seamless, we think they will notice and welcome the additional products, services and resources that we will bring to these markets.  We look forward to earning their confidence and loyalty."

Loralee Hutchinson, President of Alarion, added, "We are pleased to join forces with Heritage Financial Group to provide enhanced and long-term value to our customers and communities.  Our combination with Heritage will provide greater capital resources and operational scale that will allow us to grow as part of a larger community bank, with more than $1.7 billion in total assets and the tools and resources to enhance long-term value for our shareholders."

SunTrust Robinson Humphrey served as financial advisor and Bryan Cave, LLP provided legal counsel to Heritage Financial Group.  Banks Street Partners, LLC served as financial advisor to Alarion and has rendered a fairness opinion to its Board of Directors in connection with this transaction.  Adams & Reese provided legal counsel to Alarion.

CONFERENCE CALL AND INVESTOR PRESENTATION

Heritage Financial Group will host a conference call with analysts today at 10:00 a.m. ET to discuss this transaction.  The number to call for the interactive teleconference is (212) 231-2911.  A telephonic replay of the conference call will be available from 12:00 p.m. ET on Tuesday, April 22, 2014, through 6:00 p.m. ET on Wednesday, April 23, 2014, by dialing (800) 633-8284 and entering confirmation number 21714335.  A public, listen-only simulcast of the conference call, along with an investor presentation related to the transaction, may be accessed at the Company's web site, www.eheritagebank.com/Investors.  A 30-day online replay of the conference call will be available approximately an hour following the conclusion of the live broadcast.  The investor presentation also will be available online at www.eheritagebank.com/Investors for a period of 30 days.

ABOUT HERITAGE FINANCIAL GROUP

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 29 banking locations, 15 mortgage offices, and 5 investment offices. As of March 31, 2014, the Company had total assets of approximately $1.4 billion and total stockholders' equity of approximately $128 million. For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investors.

ABOUT ALARION FINANCIAL SERVICES

Alarion Financial Services, headquartered in Ocala, Florida, is the holding company for Alarion Bank, which provides a full range of commercial and consumer banking services from six banking offices located in Ocala (3), Gainesville (2) and Alachua (1).  Alarion also provides mortgage banking services from offices in Ocala, Gainesville and St. Augustine.

-MORE-

HBOS Signs Definitive Agreement to Acquire
   Ocala-Based Alarion Financial Services, Inc.

April 22, 2014

ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication is being made in respect of a proposed business combination transaction involving the Company and Alarion.  In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register the shares of the Company's common stock issuable in the transaction.  The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Alarion in connection with their vote on the proposed transaction.  Alarion will mail the final proxy statement/prospectus to its shareholders.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, ALARION SHAREHOLDERS ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The final proxy statement/prospectus will be mailed to shareholders of Alarion.  Shareholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing the Company's website (www.eheritagebank.com under the heading "Investors" and then under the link "SEC Filings."  These documents may also be obtained free of charge from the Company by requesting them in writing from T. Heath Fountain, Executive Vice President and Chief Financial Officer, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707, or by telephone at (229) 878-2055.

The directors, executive officers and certain other members of management and employees of Heritage may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Alarion.  You can find information about Heritage's executive officers and directors in Heritage's most recent Annual Report on Form 10-K filed with the SEC on March 14, 2014, and its most recent definitive proxy statement filed with the SEC on April 18, 2013.  The directors, executive officers and certain other members of management and employees of Alarion may also be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the shareholders of Alarion.  Information about the directors and executive officers of Alarion will be included in the proxy statement/prospectus for the proposed transaction.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

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